Exhibit 10.3
                                  ------------

                         Management Consulting Agreement
                         -------------------------------

This MANAGEMENT CONSULTING AGREEMENT ("Agreement") is hereby made effective this the 28th day of April 2000 (effective date) by and between Condor Capital Inc., a Colorado corporation having its principle office at #127-3858 W. Carson Street, Torrance, California (hereinafter referred to as "Condor"); and Renfrew Corporate Management Services Ltd., a British Virgin Island corporation, having its principle office at Todistrasse 51, Postfach 1059, 8039 Zurich, Switzerland (hereinafter referred to as "Management Services").

WHEREAS Management Services is able to provide certain dedicated financial management and consulting services and capital investment strategies, and

WHEREAS Condor wishes to avail itself of these services from time to time, in a timely manner and upon the terms and conditions hereinafter set forth.


                                    Recitals
                                    --------

Condor is a NASDAQ, over-the-counter bulletin board, public company who acquires and manages facilities that support the brick and mortar needs of virtual enterprises. The Company undertakes to finance the development of intellectual properties in the creation of products and services for the delivery of electronic business tools required by world economy participants. Condor enables Application Service Providers, through joint venture and alliance partner agreements, to ensure technical and operational interoperability within its broadband application layer network environment. The services enabled within the network environment includes real-time seamless collaborative video and audio conferencing, secure digital asset storage and distribution along with other valuable products and services.

Management Services, is a British Virgin Island corporation, specializing in financial management services for private and public entities located in North America, Europe and the Middle East. The Company draws upon its years of experience and expertise in the construction and implementation of management and capital strategies. The Company also has a wide network of financial affiliates that may enable the Company to structure capital investment opportunities.

WHEREAS, Condor and Management Services desire to enter into a consulting agreement under which Condor may benefit by the services offered Management Services.


                      Formation of the Consulting Agreement
                      -------------------------------------

NOW, THEREFORE, the parties to this Agreement do hereby voluntarily associate themselves per the following terms and conditions:

                         Purpose of Consulting Agreement
                         -------------------------------

1. The purpose of this Consulting Agreement shall be for Condor to benefit from the following services offered by Managements Services:

     (a) To create financial strategies and models applicable to the business of Condor;

     (b) To advise Condor in the "optimum deployment" of finances managed by Condor and in the capital investment arranged for by Management Services;

     (c) To secure financial avenues for Condor based on the needs and desires of the Company as determined through the management services offered.

                                  Contributions
                                  -------------

2. The responsibilities of both parties upon the execution of this Agreement shall be:

     (a) Contributions and Obligations of Condor. Condor shall contribute and be responsible for:

               (i) Current information regarding the company, its operations and finances and that of any of its subsidiaries;

               (ii) Timely reports and updates so as to enable Management Services to competently provide for the services contracted;

     (b) Contributions and Management Services. Management Services shall contribute and be responsible for:


               (i)  Providing   consulting  services  to  Condor  applicable  to
          financial management and consulting services and capital investment strategies determined by Management Services;

               (ii) Management Services shall be responsible for establishing preliminary relations between Condor and potential equity investment parties based upon the requirements of Condor as determined by Management Services;

               (iii) Timely reports and review of activities outlining the operations undertaken on behalf of Condor;

                                 Responsibility
                                 --------------

3. At no time may Management Services enter into any contract or agreement on behalf of Condor, and at no time will Condor honor any contract or agreement entered into by Management Services on its behalf.

                                Term of Agreement
                                -----------------

4. This Consulting Agreement shall commence upon execution of this Agreement and shall continue until:

          (a) For a six (6) month period ending October 31st 2000, where upon the Agreement shall be extended for additional three (3) month period with the written mutual consent of both parties, and

          (b) That Management Services be paid a monthly retainer of Six Thousand US dollars (US$ 6,000.00) per month based on a minimum of forty
     (40) billable hours per month. Any additional billable hours shall be at a rate of Two Hundred US dollars (US$ 200.00) per hour, and

          (c) That the reasonable expenses incurred by Management Services for the benefit of Condor, be fully reimbursed by Condor, and

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
          (d) That monthly fees, billable hours and expenses be invoiced to Condor within fourteen (14) days for the end of each month (billing period), with payment to be forwarded by Condor no more the twenty-one (21) days from the end of each billing period.

     4.1  Termination:
          -----------

          (a) In the event that Condor is unwilling to renew the Agreement with Management Services, written notice shall be forward to Management Services forty-five (45) days prior to the end of the contractual term.

          (b) In the event that both parties mutually agree to the termination of this Agreement, written acceptance by both parties must be accepted twenty-one (21) days prior to the devolvement of this Agreement.

                               General Provisions
                               ------------------

5.   This Agreement shall have the following "general provisions" included:

          5.1 Notices: Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of five (5) days after the date of mailing.

          5.2 Attorneys' Fees and Costs: If this Agreement gives rise to a lawsuit or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover court costs, necessary disbursements (including expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief which such party may be entitled.

          5.3 Entire Agreement: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto and contains all of the covenants and agreements between the parties with respect to this Agreement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

          5.4  Modifications:   Any  modification  of  this  Agreement  will  be
     effective only if it is in writing signed by the party to be charged.

          5.5 Effect of Waiver: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

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
          5.6 Partial Invalidity: If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          5.7 Law Governing Agreement: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          5.8 Jurisdiction/Venue: Jurisdiction and venue for any dispute arising out of this Agreement shall be exclusively in the County of San Diego, State of California.

          5.9 Construction: If any construction is to be made of any provision of this Agreement, it shall not be construed against either party on the grounds such party was the drafter of the Agreement or of any particular provision.

          5.10 Time: Time is of the essence in this Agreement.

          5.11 Corporate Authorization: If any signatory of this Agreement is a corporation, said signatory represents and warrants that this Agreement and the undersigned's execution of this Agreement have been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation(s) executing this Agreement on behalf of the corporation(s) represent and warrant they are officers of the corporation(s) with full authority to execute this Agreement on behalf of the corporation(s).

          IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the date first above written.

                               CONDOR CAPITAL INC.
                               -------------------


/S/ Lee E. Gahr                                     /S/ W. Patrick Battisa
----------------------------                        -------------------------
By:  Lee E. Gahr                                    By:  W. Patrick Battista
Its: President / CEO                                Its: Secretary

4/28/00                                             4/28/00 Torrance, CA
----------------------------                        -------------------------
Date and Place                                       Date and Place


                   RENFREW CORPORATE MANAGEMENT SERVICES LTD.
                   ------------------------------------------



---------------------------                         -------------------------
By:  Frank Buser                                     By:
Its: Director                                        Its: Director


---------------------------                         -------------------------
Date and Place                                       Date and Place

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